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                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference into the Registration Statements on Form S-8 (Nos. 333-17275 and 33-38192) and on Form S-3
(Nos. 333-15753 and 333-2716) of Family Golf Centers, Inc. (the "Company") of our report dated March 22, 1997 relating to the consolidated financial statements of the Company appearing in the 1996 Annual Report on Form 10-K of the Company.



RICHARD A. EISNER & COMPANY, LLP
New York, New York
March 31, 1997